EXHIBIT 10.16

EXECUTION VERSION

LLC MEMBERSHIP INTEREST TRANSFER AGREEMENT

THIS LLC MEMBERSHIP INTEREST TRANSFER AGREEMENT (this “Agreement”) is entered into as of April 1, 2024, by and between Vemanti Group, Inc., a Nevada corporation (the “Company”) and Mr. Tan Tran, a resident of California. (“Mr. Tran”).

RECITALS

WHEREAS, the Company and Mr. Tran entered into that certain Contribution Agreement, dated as of April 3, 2014, between the Company and Mr. Tran, pursuant to which Mr. Tran contributed 100% of the issued and outstanding limited liability company membership interests (the “LLC Interests”) of VoiceStep Telecom LLC, organized under the laws of California (“VoiceStep”) to the Company;

WHEREAS, pursuant to that certain Share Exchange Agreement to be entered into as of even date herewith, by and among the Company, Mr. Tran, as the sole holder of the Company’s Series A Preferred Stock, VinHMS Pte. Ltd., a Singapore private company limited by shares (the “Seller”) and the shareholders of VinHMS, the Company shall acquire all of the equity of the Seller and intends to thereafter change its business focus from the business of VoiceStep to the business of the Seller;

WHEREAS, in the last three years, Voice Step’s average stand-alone EBITDA was $14,736.29 and the Company and Mr. Tran agree that the value of Voice Step as a going concern is $58,945.16; and

WHEREAS, the Company, as the sole member of VoiceStep, wishes to transfer and assign all of the LLC Interests to Mr. Tran in exchange for his assistance with winding down the VoiceStep business and Mr. Tran wishes to accept such LLC Interests and assist with the winding down and potential dissolution of VoiceStep.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

AGREEMENT

1)	Transfer of LLC Interests.

(a) The Company shall transfer to Mr. Tran 100% of the LLC Interests in VoiceStep (the “Transferred Membership Interests”) effective as of April 2, 2024 (the “Effective Time”) in exchange for Mr. Tran’s services with regards to winding down the VoiceStep business and the potential dissolution of VoiceStep.

(b) Mr. Tran agrees and acknowledges that no certificate or certificates are necessary to evidence the Transferred Membership Interests that is being transferred by the Company to Mr. Tran hereunder; such transfer shall be deemed effective, without further notice or instruction from the Company, at the Effective Time.

2)	Representation and Warranties of the Company. The Company hereby represents and warrants to Mr. Tran that:

EXECUTION VERSION

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement is legally binding upon the Company in accordance with its terms;

(b) The execution, delivery, and performance by the Company of this Agreement and the transactions contemplated thereby will not (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to the Company or the Certificate of Incorporation or Bylaws of the Company; or (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which the Company is a party or by which the Company is bound; and

(c) The Company is the sole beneficial and record holder of the Transferred Membership Interests, and upon consummation of the transactions contemplated by this Agreement, the Company shall have transferred to Mr. Tran and Mr. Tran shall have obtained from the Company all right, title and interest in the Transferred Membership Interests, free and clear of any and all liens, mortgages, hypothecations, collateral assignments, charges, encumbrances, title defects, security interests or claims (whether recorded or unrecorded) of any kind.

3)

Representations and Acknowledgments of Mr. Tran. Mr. Tran hereby represents and warrants to the Company that the execution, delivery, and performance by Mr. Tran of this Agreement and the transactions contemplated thereby will not (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to Mr. Tran; or (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which Mr. Tran is a party or by which Mr. Tran is bound.

4)

Revised Membership Interests. The member’s interest in the LLC Agreement in VoiceStep, adjusted to reflect the transfer of the Transferred Membership Interests by the Company to Mr. Tran hereunder, is set forth below:

Member	Percentage Interest in VoiceStep prior to the Effective Time	Percentage Interest in VoiceStep following the Effective Time
The Company	100%	0%
Mr. Tran	0%	100%

5)

Resignation as Member; Amendment to LLC Agreement. The parties hereto agree that, effective upon the Effective Time, the Company will have no further rights as a member in VoiceStep. The parties hereto agree that upon the transfer of the Transferred Membership Interests pursuant to this Agreement, Mr. Tran shall be free to amend VoiceStep’s operating agreements, and to take any and all such other actions, and amend any and all such other documents, agreements, instruments or certificates, as may be necessary or appropriate to effectuate and carry out the purpose and intent of the foregoing and the transactions contemplated by this Agreement.

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EXECUTION VERSION

6)

Notices. Any notice or other communication required or permitted hereunder shall be writing and shall be deemed to have been duly given on the date of service if served personally or five (5) days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

To the Company:

Vemanti Group, Inc.

7545 Irvine Center Dr.,

Ste 200, Irvine,

CA 92618

Attention: Chief Executive Officer

E-mail: tan.tran@vemanti.com

To Mr. Tran:

VoiceStep Telecom, LLC

7545 Irvine Center Dr.,

Ste 200, Irvine,

CA 92618

Attention: Tan Tran

E-mail: tan.tran@voicestep.com

7)

Binding Effect. This Agreement shall be binding upon the legal representatives and successors of the Company and Mr. Tan; provided, however, that the parties hereto may not assign any rights or obligations under this Agreement without the consent of the other party.

8)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

9)

Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto pertaining to the transfer of the LLC Interests by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties hereto with respect to such transfer.

10)

Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each such counterpart were on the same instrument, electronic signatures shall be deemed to be originals.

[Signature Page Follows]

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VEMANTI GROUP, INC.

By:	/s/ Tan Tran
Name:	Tan Tran
Title:	Chief Executive Officer

TAN TRAN

By:	/s/ Tan Tran

[Signature Page to LLC Transfer Agreement]

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